                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
 (AND ASSOCIATED RIGHTS TO PURCHASE SERIES B PARTICIPATING CUMULATIVE PREFERRED
                                     STOCK)
                                       OF

                            GRADALL INDUSTRIES, INC.
                            AT $20.00 NET PER SHARE
                                       BY

                             JLG ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                              JLG INDUSTRIES, INC.
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON TUESDAY, JUNE 15, 1999, UNLESS THE OFFER IS EXTENDED.

                                  MAY 17, 1999

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated May 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by JLG Acquisition Corp., a Delaware corporation (the "Merger Subsidiary") and a wholly-owned subsidiary of JLG Industries, Inc., a Pennsylvania corporation (the "Parent"), to purchase all of the outstanding shares of common stock, $0.001 par value per share (together with associated rights to purchase Series B Participating Cumulative Preferred Stock) (collectively, the "Shares"), of Gradall Industries, Inc., a Delaware corporation (the "Company"), at a purchase price of $20.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

YOUR ATTENTION IS DIRECTED TO THE FOLLOWING:

          1. The Offer price is $20.00 per Share, net to the seller in cash without interest thereon.

          2. The Offer is made for all of the outstanding Shares.

          3. The Board of Directors of the Company has by unanimous vote determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including each of the Offer and the Merger (as defined below), are fair to and in the best interests of the stockholders of the Company and recommends that holders of the Shares accept the Offer and tender their Shares to the Merger Subsidiary.

          4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 10, 1999 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, the Merger Subsidiary will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Parent, any subsidiary of the Parent or the Company and Shares, if any, held by stockholders who have not voted in favor of the Merger Agreement or consented thereto in writing and have timely delivered to the Company demand for appraisal of such Shares in accordance with the Delaware General Corporation Law) shall be cancelled, extinguished and converted automatically into the right to receive $20.00 in cash, without interest.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, June 15, 1999, unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer, at least that number of Shares which, when combined with the Shares owned, directly or indirectly, by the Parent and its direct and indirect subsidiaries, constitute more than 50% of the voting power (determined on a fully-diluted basis) of all securities of the Company, and (ii) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Merger Subsidiary is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Merger Subsidiary becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Merger Subsidiary will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Merger Subsidiary cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Merger Subsidiary by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK (AND ASSOCIATED RIGHTS TO PURCHASE SERIES B PARTICIPATING
                          CUMULATIVE PREFERRED STOCK)
                                       OF
                            GRADALL INDUSTRIES, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated May 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by JLG Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of JLG Industries, Inc., a Pennsylvania corporation, to purchase all outstanding shares of common stock, $0.001 par value per share (together with associated rights to purchase Series B Participating Cumulative Preferred Stock) (collectively, the "Shares"), of Gradall Industries, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered:

________ Shares*

Dated                , 1999               SIGN HERE:

                                          Signature(s)
                                          --------------------------------------

                                          --------------------------------------
                                          Please print name(s)

                                          --------------------------------------
                                          Address

                                          --------------------------------------
                                          Area Code and Telephone Number

                                          --------------------------------------
                                          Tax Identification or Social Security
                                          Number
---------------
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

                                      - 3 -